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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): August 2, 2006

                       PEOPLES EDUCATIONAL HOLDINGS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                000-50916                               41-1368898
        (Commission File Number)            (I.R.S. Employer Identification No.)

           299 Market Street
           Saddle Brook, NJ                                07663
(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code: (201) 712-0090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 7.01   REGULATION FD DISCLOSURE.

On August 2, 2006, Peoples Educational Holdings, Inc. (the "Company") entered into a Rule 10b5-1 trading plan with a broker to facilitate the repurchase of up to $50,000 of its common stock under its previously announced share repurchase authorization. Rule 10b5-1 allows a company to purchase its shares at times when it otherwise might be prevented from doing so under insider trading laws or because of self-imposed trading blackout periods. The shares to be repurchased under the Company's 10b5-1 plan would be part of the share repurchase authorization approved by the Company's Board of directors in October 2005 to repurchase up to 100,000 shares of its common stock.

The 10b5-1 share purchase period commenced on Wednesday, August 2, 2006 and will continue until November 20, 2006 unless terminated earlier in accordance with the terms of the plan. Purchases will be effected by a broker and will be based upon the guidelines and parameters of the 10b5-1 plan. The aggregate amount of shares purchased pursuant to the plan will not exceed $50,000. There is no guarantee as to the exact number of shares that will be repurchased under the share repurchase program, and the Company may discontinue purchases at any time.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                         PEOPLES EDUCATIONAL HOLDINGS, INC.
                                         (Registrant)

                                         By:   /s/ Brian T. Beckwith
                                               ---------------------------------
                                               Name:  Brian T. Beckwith
                                               Title: President and Chief
                                                      Executive Officer
Date: August 3, 2006





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